Exhibit 10.1
EMPLOYMENT AGREEMENT MODIFICATION AND EXTENSION
AGREEMENT
     This Employment Agreement Modification and Extension Agreement (the “Modification”) is made and entered into as of January 15, 2007 by and between DEB SHOPS, INC., a Pennsylvania corporation with its principal office at 9401 Blue Grass Road, Philadelphia, Pennsylvania 19114 (the “Company”), and ALLAN LAUFGRABEN, an individual residing at 1900 Country Club Drive, Cherry Hill, New Jersey 08003 (the “Employee”).
BACKGROUND AND RECITALS
          On or about December 20, 2001, Company and Employee entered into a certain Employment Agreement (the “Agreement”) pursuant to which Employee was employed by the Company for a term of five (5) years, through and including January 31, 2007. Company has requested that Employee continue as an Employee of the Company for an additional period of one year, through and including January 31, 2008, and Employee has agreed to continue his employment. The parties now wish to modify and extend the Agreement, on the terms and conditions set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Company and Employee agree as follows:
     1. Paragraph 2 of the Agreement is hereby modified to provide that the Term of the Agreement shall expire on January 31, 2008.
     2. Paragraph 3 of the Agreement is hereby modified by deleting therefrom all references to the Employee being required to travel as part of his employment duties.
     3. Paragraph 4(a) of the Agreement is hereby modified to provide that during the extended term of the Agreement (ie, the period February 1, 2007 through January 31, 2008) the Base Salary of Employee shall be $450,000.00 per annum.
     4. Paragraph 4(d) of the Agreement is hereby modified by adding the following after the sentence ending with the words “..or his spouse’s death”: “ This benefit is provided to Employee in consideration of the services to be rendered hereunder, and in consideration of Employee’s availability to consult with the Company from time to time following the termination of his employment with the Company.”.
     5. Paragraph 4(d) of the Agreement is hereby amended by adding thereto the following language:
          “ In the event that the Company for any reason discontinues its medical plan coverage for Employee, then in such event the Company agrees that it will pay to Employee, in cash, an amount equal to the reasonably estimated value of this fringe benefit (ie, lifetime coverage for Employee and his spouse). In the event that Company and Employee are not able to agree upon the value within 30 days, then Company and Employee shall jointly designate an independent benefits valuation consultant to make such determination. The provisions of this paragraph 4(d) shall survive the termination of Employee’s employment hereunder”.
     6. Paragraph 6(b) of the Agreement is hereby modified as follows:
          (1) The second sentence of Paragraph 6(b) is hereby deleted and the following is substituted in place thereof: “ In the event of such termination, or if the Employee resigns for Good Reason (as hereafter defined) , or in the event of any Change of Control of the Company (as hereafter defined), then Company shall pay to Employee an amount equal to Employee’s Base Salary for the balance of the Term”.
          (2) The third sentence of paragraph 6(d) is hereby deleted.
          (3) The fourth sentence of paragraph 6(d) is hereby deleted and the following is substituted in place thereof: “Upon such payment, Company shall have no further obligations with respect to Employee, except that Company shall be obligated to continue to provide Employee and his spouse with the continued medical coverage described above”.
     7. Company shall reimburse Employee for reasonable attorneys fees incurred in connection with the negotiation and preparation of this Modification, up to a maximum of $1,500.
     8. Except to the extent modified by this Modification, all of the terms and provisions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Company and Employee have executed this Modification Agreement as of the date first set forth above.

DEB SHOPS, INC.

By:	/s/ Marvin Rounick

Marvin Rounick, President

/s/ Allan Laufgraben

ALLAN LAUFGRABEN